APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Funds

Emerging Growth Portfolio

Disciplined Value Portfolio

Diversified Large Cap Growth Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Equity Portfolio

Short-Term Investment Portfolio

Small Cap Index Portfolio

Strategic Small Cap Value Portfolio

Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees:  March 26, 2010

Appendix A amended:  November 16, 2010

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT

WELLS FARGO MASTER TRUST

            This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 16th day of November, 2010, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

            WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

Name of Fund	Sub-Advisory Rate
Emerging Growth Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Disciplined Value Portfolio	First 100M Next 100M Next 300M Over 500M	0.35% 0.30% 0.20% 0.15%
Diversified Large Cap Growth Portfolio	First 100M Next 100M Next 300M Over 500M	0.35% 0.30% 0.20% 0.15%
Index Portfolio	First 100M Next 100M Over 200M	0.05% 0.03% 0.02%
Inflation-Protected Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
International Equity Portfolio	First 200M Over 200M	0.45% 0.40%
Short-Term Investment Portfolio	First 1B Next 2B Next 3B Over 6B	0.05% 0.03% 0.02% 0.01%
Small Cap Index Portfolio	First 100M Next 100M Over 200M	0.05% 0.03% 0.02%
Strategic Small Cap Value Portfolio	First 200M Over 200M	0.45% 0.40%
Total Return Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%

Most recent annual approval by the Board of Trustees:  March 26, 2010

Schedule A amended:  November 16, 2010

The foregoing fee schedule is agreed to as of November 16, 2010 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

      Andrew Owen

      Executive Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

     Karen Norton

     Chief Operating Officer

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the establishment of a new portfolio: Diversified Large Cap Growth Portfolio.  The new portfolio will become effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved a Plan of Liquidation and Termination  to effectuate the liquidation of the Small Cap Index Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the name change of the Strategic Small Cap Value Portfolio to the Small Cap Value Portfolio effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the establishment of a new portfolio: Diversified Large Cap Growth Portfolio.  The new portfolio will become effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved a Plan of Liquidation and Termination  to effectuate the liquidation of the Small Cap Index Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the name change of the Strategic Small Cap Value Portfolio to the Small Cap Value Portfolio effective in the first quarter 2011.